November 19, 2021

Credit Suisse Asset Management Income Fund, Inc.

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

We have acted as special Maryland counsel to Credit Suisse Asset Management Income Fund, Inc., a Maryland corporation (the “Company”), in connection with the offering and sale of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $150,000,000, pursuant to its Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2021 (File No. 333-259294) (together with all amendments thereto through the date hereof and the base prospectus forming a part thereof, the “Registration Statement”).

In our capacity as special Maryland counsel to the Company and for the purposes of the opinions expressed herein, we have examined originals or copies of the following documents:

(i)	the Registration Statement (exclusive of the exhibits thereto), except that we have not examined the documents incorporated by reference therein or otherwise deemed to be part of or included therein;

(ii)

the prospectus supplement related to the Shares in the form to be filed with the SEC on the date hereof in connection with the offering described herein (the “Prospectus Supplement”), except that we have not examined the documents incorporated by reference therein or otherwise deemed to be part of or included therein;

(iii)	an executed copy of the Sales Agreement, dated November 19, 2021 (the “Sales Agreement”), among the Company, Credit Suisse Asset Management, LLC, and JonesTrading Institutional Services LLC;

(iv)	the charter of the Company as currently in effect (the “Charter”);

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(v)	the bylaws of the Company as currently in effect (together with the Charter, the “Governing Documents”);

(vi)

a certificate of the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), dated November 17, 2021, to the effect that the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is duly authorized to exercise all the powers recited in its charter and to transact business in the State of Maryland; and

(vii)

a certificate of the Secretary of the Company, dated November 19, 2021 (the “Officer’s’ Certificate”), certifying, among other things, as to the incumbency of certain officers of the Company, the records of proceedings and actions of the Company’s board of directors and ad hoc committee relating to the transactions contemplated by Sales Agreement, and the Governing Documents.

For the purposes of the opinions expressed herein, we have relied as to factual matters (other than facts constituting a legal conclusion) on the certificates of public officials, the Officer’s Certificate, and the representations and warranties of the Company contained in the Sales Agreement and have made no independent investigation or verification of the matters set forth therein.

In giving the opinions set forth herein, we have assumed (i) that all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the original documents, and all signatures on all documents submitted to us for examination are genuine; (ii) that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) the power and authority of the parties to those documents examined by us (other than the Company) to enter into the same and to perform the obligations of such parties thereunder; (iv) that all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution; (v) that all public records reviewed by us or on our behalf are accurate and complete; and (vi) that all documents examined by us are, under all applicable laws other than the laws of the State of Maryland, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

Based on the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The Company has the corporate power to own, lease, and operate its properties and conduct its business as described in the Registration Statement and the

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Prospectus Supplement.

3.

The issuance and sale of the Shares by the Company is not subject to preemptive or, to our knowledge, other similar rights arising under the Governing Documents of the Company or the Maryland General Corporation Law.

4.

The sale and issuance of the Shares has been duly authorized, and when issued and delivered by the Company in accordance with the terms of the Registration Statement and the Sales Agreement against payment of the consideration set forth therein, will be validly issued, fully paid, and non-assessable.

With respect to our opinion set forth in numbered paragraph 3 above as to the absence of any preemptive or similar rights, we point out that our opinion is only as to preemptive rights or other rights to subscribe to or purchase stock that would be created as a matter of Maryland law or under the Charter. We do not express any opinion as to preemptive or similar rights of stockholders of the Company or any other party that may exist under the terms of any contractual arrangement to which the Company may be a party.

We have assumed that, upon the issuance of any Shares, (i) the Company continues to validly exist in good standing under the laws of the State of Maryland, and (ii) the proceeds to the Company from the sale of the Shares will be applied by the Company in the manner and for the purposes specified in the Prospectus Supplement.

We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland. We note that the Sales Agreement provides that it shall be governed by the laws of states other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Further, we express no opinion with respect to (a) the blue sky or other securities laws or regulations of any jurisdiction, (b) the statutes, administrative decisions, rules, regulations, ordinances or requirements of any county, municipality, subdivision or other local authority of any jurisdiction or (c) the provisions relating to indemnification in the Sales Agreement. We assume that the Company is not operating any business activity that is specially regulated by the State of Maryland or by any governmental authority of the State of Maryland. We also assume that the Company does not have any assets, activities (other than the maintenance of registered offices and resident agents in the State of Maryland and the filing of documents with the SDAT), or employees in the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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This letter is being furnished to you solely for the benefit of the Company and holders of Shares in connection with the transactions contemplated by the Sales Agreement and may not be relied on, used, circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent.

We hereby consent to the use of our name under the headings “Legal Matters” in the Registration Statement and the Prospectus Supplement, to the discussion therein of this opinion, and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Emily A. Higgs
Principal